UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2022

Paychex, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-11330	16-1124166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

911 Panorama Trail South
Rochester, New York		14625-2396
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (585) 385-6666

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2022, Paychex, Inc. (the “Company” or “Paychex”) announced that the Board of Directors (the “Board”) has voted to increase the number of directors on the Board from 10 to 11 members. On October 13, 2022, the Board appointed Paychex President and CEO John B. Gibson, Jr. to fill the new Board position and serve on the Executive Committee of the Board, effective immediately. The Company’s press release, announcing the appointment of Mr. Gibson to the Board, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

There is no other arrangement or understanding between Mr. Gibson and any other persons as it relates to his appointment. Mr. Gibson is not and has not been a participant, or had any interest, in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K since the beginning of the Company’s last fiscal year.

Gibson joined Paychex as senior vice president of service in May 2013, bringing with him more than 20 years of experience in HR solutions, technology, and business services. In December 2021, Gibson was promoted to president and chief operating officer, leading the daily operations of the Company, including sales, service, marketing, and product management. On August 23, 2022, the Board appointed John B. Gibson to serve as the Company’s President and CEO, effective as of October 14, 2022.

Prior to Paychex, Gibson served in senior executive positions at HR outsourcing and technology companies, including Ameritech (now AT&T) and Convergys, where he served as president of the HR management division providing comprehensive global HR solutions to clients in 68 countries.

Gibson holds a Bachelor of Arts degree from Indiana University. He also earned certifications at Northwestern University’s Kellogg School of Management and the international business program of INSEAD, a global graduate business school.

On October 12, 2022, the Compensation and Leadership Committee of our Board approved the amendment of certain of Martin Mucci's outstanding award agreements under our Amended and Restated 2002 Stock Incentive Plan. The amendment states that, for awards granted prior to July 2022, Mr. Mucci's continued service as a director of the Company will be treated as continued full-time employment for purposes of the vesting and required continuous employment provisions of the award agreements. His continued service as a director of the Company will also postpone the commencement of the post-termination exercise period for stock options. Mr. Mucci's awards granted in July 2022 will be forfeited upon retirement from his position of CEO on October 14, 2022.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending November 30, 2022.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company's Annual Meeting of Stockholders was held on October 13, 2022.

There were present at the meeting, either in person or by proxy, holders of 317,661,276 shares of common stock entitled to vote. Stockholders elected the ten nominees, constituting our entire Board of Directors, to hold office until the next Annual Meeting of Stockholders in 2023; approved the advisory vote on named executive officer compensation; and ratified the selection of our independent registered public accounting firm.

Results of stockholder voting are as follows:

				Broker
Election of Directors	For	Against	Abstain	Non-Votes
Martin Mucci	267,243,170	12,628,011	255,140	37,534,955
Thomas F. Bonadio	267,753,461	12,034,313	338,547	37,534,955
Joseph G. Doody	269,925,716	9,860,903	339,702	37,534,955
David J.S. Flaschen	255,451,869	24,284,831	389,621	37,534,955
B. Thomas Golisano	271,802,647	8,046,690	276,984	37,534,955
Pamela A. Joseph	263,318,020	16,172,733	635,568	37,534,955
Kevin A. Price	269,472,650	10,333,657	320,014	37,534,955
Joseph M. Tucci	250,111,584	29,313,552	701,185	37,534,955
Joseph M. Velli	267,780,928	11,130,632	1,214,761	37,534,955
Kara Wilson	272,526,718	7,328,521	271,082	37,534,955

Advisory Vote to Approve Named Executive				Broker
Officer Compensation	For	Against	Abstain	Non-Votes
	261,968,713	17,251,439	906,169	37,534,955

Ratification of Selection of PriceWaterhouseCoopers LLP
as the Company's Independent Registered Public
Accounting Firm	For	Against	Abstain
	315,322,103	1,993,886	345,287

Item 9.01 Financial Statements and Exhibits.

Exhibit number	Description
99.1	Press Release of Paychex, Inc. dated October 14, 2022
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCHEX, INC.
Date:	October 14, 2022	By:	s/ Efrain Rivera
Efrain Rivera Senior Vice President and Chief Financial Officer